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Exhibit 8.1

	Subsidiary	Country of Incorporation
1.	Lianozovo Dairy Plant	Russian Federation
2.	Annino Dairy Plant	Russian Federation
3.	Tsaritsino Dairy Plant	Russian Federation
4.	Sanctuary Valdai	Russian Federation
5.	Vladivostok Dairy Plant	Russian Federation
6.	Ramenskiy Dairy Plant	Russian Federation
7.	Karasuk Dairy Plant	Russian Federation
8.	Ufa Dairy Plant	Russian Federation
9.	Siberian Dairy Plant	Russian Federation
10.	Nizhny Novgorod Dairy Plant	Russian Federation
11.	Rubtsovo Dairy Plant	Russian Federation
12.	Kiev Dairy Plant	Ukraine
13.	Timashevsk Dairy Plant	Russian Federation
14.	Moloko Veidelevki	Russian Federation
15.	Siberian Cheese	Russian Federation
16.	Novokuibyshevsk Milk	Russian Federation
17.	Trade Company Wimm-Bill-Dann	Russian Federation
18.	Rodnik	Russian Federation
19.	Moscow Baby Food Plant	Russian Federation
20.	WBD Mineral Water	Russian Federation
21.	Roselectrocenter	Russian Federation
22.	Nectarin	Russian Federation
23.	Burynskiy Dry Milk Plant	Ukraine
24.	Tuymazinskiy Dairy Plant	Russian Federation
25.	Bishkek Dairy Plant	Kyrgyz Republic
26.	Fruit Rivers	Russian Federation
27.	Roska	Russian Federation
28.	Depsona	Russian Federation
29.	Gulkevichi Butter Plant	Russian Federation
30.	Kharkov Dairy Plant	Ukraine
31.	WBD Netherlands B.V.	Netherlands
32.	WBD Israel	Israel
33.	WBD Germany GmbH	Germany
34.	Wimm-Bill-Dann Cyprus Limited	Cyprus
35.	Wimm-Bill-Dann Trading Company	Netherlands
36.	Subsidiary Enterprise Wimm-Bill-Dann	Ukraine
37.	Wimm-Bill-Dann Preobritatel	Russian Federation
38.	Dari Valdai	Russian Federation
39.	Podmoskovnoye Moloko	Russian Federation
40.	Multifrukt	Russian Federation
41.	Wimm-Bill-Dann Agro	Russian Federation
42.	Wimm-Bill-Dann Vladivostok	Russian Federation
43.	Wimm-Bill-Dann Izhora	Russian Federation

44.	Wimm-Bill-Dann Kazan	Russian Federation
45.	Wimm-Bill-Dann Krasnoyarsk	Russian Federation
46.	Wimm-Bill-Dann Novosibirsk	Russian Federation
47.	Wimm-Bill-Dann Omsk	Russian Federation
48.	Wimm-Bill-Dann Rostov-on-Don	Russian Federation
49.	Donskoi Dairy Trade House Wimm-Bill-Dann	Russian Federation
50.	Krasnodar Dairy Trade House Wimm-Bill-Dann	Russian Federation
51.	Krasnoyarsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
52.	Kupinskoye Moloko	Russian Federation
53.	Lianozovo Samara	Russian Federation
54.	Nevskiy Dairy Trade House	Russian Federation
55.	Novokuznetsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
56.	Omsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
57.	Ramensk Juices	Russian Federation
58.	Ramensk Milk	Russian Federation
59.	Semiruchye	Russian Federation
60.	Togliatti Dairy Trade House Wimm-Bill-Dann	Russian Federation
61.	Urals Dairy Trade House Wimm-Bill-Dann	Russian Federation
62.	Khabarovsk Dairy Trade House Wimm-Bill-Dann	Russian Federation
63.	Sibir Juices	Russian Federation
64.	Municipal Guard Agency	Russian Federation
65.	Wimm-Bill-Dann Central Asia	Kyrgyz Republic
66.	Wimm-Bill-Dann Central Asia—Almaty	Republic of Kazakhstan
67.	Wimm-Bill-Dann Central Asia—Shimkent	Republic of Kazakhstan
68.	Wimm-Bill-Dann Central Asia—Kordai	Republic of Kazakhstan
69.	Volga Juices	Russian Federation
70.	Darya	Ukraine
71.	Wimm-Bill-Dann Irkutsk	Russian Federation
72.	Wimm-Bill-Dann Ufa	Russian Federation
73.	Food Production	Russian Federation
74.	Fruktola	Russian Federation
75.	Vitafrukt	Russian Federation
76.	Lianozovo	Russian Federation
77.	Grand-B	Russian Federation
78.	Vitamol-M	Russian Federation
79.	EO ISSA	Russian Federation
80.	PTG WBD	Russian Federation

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  Exhibit 8.1